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                                                       Exhibit 99.(24)(b)(10)(a)

[SUTHERLAND ASBILL & BRENNAN LETTERHEAD]


                                 April 26, 2004

Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

          Re:     Southern Farm Bureau Life Variable Account
                  (File Nos. 333-79865; 811-09371)
                  ------------------------------------------
Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for Southern Farm Bureau Life Variable Account (File No. 333-79865). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                   By:     /S/ STEPHEN E. ROTH
                                                      --------------------------
                                                               Stephen E. Roth